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                                                                  EXHIBIT 99.5

                                     [LOGO]

                                  WAVE SYSTEMS
                             CO-MARKETING AGREEMENT

This Co-Marketing Agreement (the "Agreement") is between Wave Systems with its principal place of business at 480 Pleasant Street, Lee, MA 01238. ("Wave Systems") and MAXIMUS, INC ("PARTNER.") with its principal place of business at 3204 Tower Oaks Blvd., Suite 200, Rockville, MD 20852. The effective date of this Agreement May 14, 2001 ("Effective Date").

1. Objective of Appointment. The purpose of this Agreement is to facilitate MAXIMUS and Wave Systems working together to identify and close joint business opportunities via both Parties co-marketing of the other Party's products and services.

2. Appointment. Wave Systems hereby appoints MAXIMUS as a co-marketing partner. This appointment is non-exclusive and allows MAXIMUS to market Wave Systems EMBASSY Products in the Territory as defined below in accordance with this Agreement.

I.    DEFINITIONS

1.1 "CONFIDENTIAL INFORMATION" shall mean all nonpublic information of either Party, whether in human or machine readable form, concerning marketing plans, financial data, future products, the design and composition of Products, the concepts underlying the technology embodied in the Products, all patent applications for unissued patents, including all drafts and all portions thereof and excerpts therefrom, and information designated in writing or disclosed as such orally and confirmed in writing within 10 days of oral disclosure as Confidential Information.

1.2 "END USER" shall mean any person or entity who licenses or purchases copies of the Product from Wave Systems.

1.3 "PRODUCT" OR "PRODUCTS" shall mean: the computer hardware (including integrated circuits), software, and services (designated for access only) identified in Exhibit A hereto. Software shall be provided in object code form only. Products also include the media on which the software is provided to MAXIMUS; and the user guides and manuals, if any, for use of the software and hardware ("Documentation"); and Updates.

1.4 "SERVICES" shall mean: the services provided by MAXIMUS through consulting, integration, application development, or other related business activities.

1.5 "OWNING PARTY" shall mean: the Party providing products to the other Marketing Partner for demonstration and marketing purposes.

1.6 "USING PARTY" shall man: the Party receiving products from the other Marketing Partner for demonstration and marketing purposes.

1.7 "TERRITORY" shall mean the United States and any other countries agreed to in writing by Wave Systems.

1.8 "UPDATE(S)" shall mean subsequent releases of the Products which are generally made available by Wave Systems under maintenance and support.

II.   JOINT MARKETING & SALES ACTIVITIES

2.1   JOINT MARKETING ACTIVITIES

      Each of the Parties agrees to use all commercially reasonable efforts to market the others Products and Services to End Users, where said Products and Services meet End User Needs via the activities listed in Exhibit A.

2.2   MARKETING EXPENSES

      In the absence of an agreement to the contrary, each Party shall bear its own costs and expenses in performing joint sales and marketing activities.

2.3   PUBLICITY

      All press releases, publicity, marketing or sales materials, or other materials developed by or on behalf of either Party under this Agreement, shall be subject to prior review and written approval by an executive of the other Party.
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2.4   MARKETING PRACTICES

      In marketing each other Products and Services, both Parties agree (i) not to engage in any deceptive, misleading, illegal, or unethical practices that may be detrimental to the other Party its Product or Services; (ii) not to make any representations, warranties, or guarantees to End Users, on behalf of the other Party or otherwise, concerning the Products or Services that are inconsistent with or in addition to those made in this Agreement or by the Owning Party; and (iii) to comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Products and Services.

III.  TERM AND TERMINATION

3.1   TERM

      This Agreement shall become effective on the Effective Date and shall be valid for one (1) year (the "Term) from the Effective Date unless terminated earlier as set forth herein. Upon Mutual Agreement between the Parties, this Agreement may be renewed for additional one (1) year periods.

3.2   TERMINATION

      Either Party may terminate this Agreement upon

      a) written notice if the other Party breaches this Agreement and fails to correct the breach within 30 days following receipt of written notice specifying the breach; or

      b)    ninety (90) days prior written notice.

3.3   EFFECT OF TERMINATION

      Termination of this Agreement or any license shall not limit either Party from pursuing any other remedies available to it, including injunctive relief. The Parties' rights and obligations under 2.2-2.4, and Articles IV, V and Exhibit B shall survive termination of this Agreement.

3.4   HANDLING OF PRODUCTS UPON TERMINATION

      If a license granted under this Agreement expires or otherwise terminates, each Party shall (a) cease using the applicable Products, and (b) certify to the other Party within one month after expiration or termination that they have destroyed or returned the Products and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.



IV.   GENERAL TERMS

4.1   NONDISCLOSURE

      Neither Party shall without first obtaining the written consent of the other Party disclose the terms and conditions of this Agreement. Neither Party shall not disclose information about the Products or Services, except as may be required to implement the terms of this Agreement, or as may be required by legal procedures or by law. Information exchanged between the Parties shall not be deemed to be confidential except for Confidential Information as defined herein and other information which the Parties agree in writing to keep confidential. Neither Party shall disclose the results of benchmark tests or other evaluations of the Products to any third Party without the owning Parties written approval.

4.2   GOVERNING LAW & JURISDICTION

      This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, without regard to the conflict of law principles or regard to the United Nations Convention on Contracts for the International Sale of Goods, and shall be deemed to be executed in San Jose, California.

      Any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Jose, California. Wave Systems and MAXIMUS agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding involving the interpretation or enforcement of this Agreement.
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4.3   NOTICE

      All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be sent to the Party to receive the notice via certified mail, return receipt requested, or personal delivery (including overnight mail by private carrier) to the address listed above for the Party to receive the message, or at such other address as is specified in the foregoing manner by the Party to receive the Notice. Such notices shall be effective upon receipt.

4.4   SEVERABILITY

      In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

4.5   WAIVER

      The waive by either Party or any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Wave Systems' propriety rights in the Products, no action, regardless of form, arising out of this Agreement may be brought by either Party more than one year after the cause of action ha accrued.

4.6   ASSIGNMENT

      Neither Party may assign or otherwise transfer any rights or obligations under this Agreement without the other Party's prior written consent, which shall not be unreasonably withheld, and any such attempt to do so shall be void.

4.7   EXPORT ADMINISTRATION

      MAXIMUS agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Products nor any direct product thereof are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

4.8   RELATIONSHIP BETWEEN THE PARTIES

      In all matters relating to this Agreement, both Parties will act as an independent commercial entities. Nothing in the Agreement shall be construed to create a partnership, joint venture or agency relationship between the Parties. Neither Party will represent that it has an authority to assume or create any obligation, express or implied, on behalf of the other Party, nor to represent the other Party as an agent, employee, franchisee, or in any other capacity.

4.9   ENTIRE AGREEMENT

      This Agreement constitutes the complete agreement between the Parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each Party; no other act, docment, usage or custom shall be deemed to amend or modify this Agreement.


V.    LIABILITY


      EXCEPT FOR VIOLATIONS OF WAVE SYSTEMS' INTELLECTUAL OR CONFIDENTIAL INFORMATION, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY SUCH PERSON HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. WAVE SYSTEMS' LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY MAXIMUS UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM MAXIMUS' USE OF THE PRODUCTS OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PRODUCT OR SERVICE GIVING RISE TO THE LIABILITY.
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THE PROVISIONS OF THIS AGREEMENT ALLOCATE THE RISKS BETWEEN WAVE SYSTEMS AND
MAXIMUS. SIGNATURE BY THE PARTIES SIGNIFY THEIR AGREEMENT WITH THE BASIC AGREEMENT AS WELL AS EXHIBIT A AND EXHIBT B ATTACHED HERETO.

EXECUTED BY WAVE SYSTEMS CORP.:

Authorized Signature: ____________________________
Name:  Mark Hubbard
Title: Executive Vice President -Product Operations,  Marketing & Services
Date: __________________________________________

EXECUTED BY MAXIMUS: ___________________________

Authorized Signature: __________________________
Name: __________________________________________
Title: _________________________________________
Date: __________________________________________
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                                    EXHIBIT A

                     CO-MARKETING ACTIVITIES AND AGREEMENTS

1.    JOINT MARKETING ACTIVITIES

      The Parties will cooperate in the joint marketing activities agreed to below as well as any others agreed to by the Parties from time to time

      i.    Advertising in a variety of publications;
      ii.   Public relations activities;
      iii. Distribution of promotional MAXIMUS and Wave Systems literature to prospects;
      iv. Additional press activities agreed to by the Parties from time to time;
      v. Joint sales activities including sales calls, referenced selling, lead referrals, direct marketing literature, cross promotions and training and sales seminars.


2.    WAVE SYSTEMS WILL:

      i. Provide MAXIMUS with "Most Favored Customer" pricing on the following.
            a.    Applets Developer Kit for EMBASSY (ADK)
            b. EMBASSY integrated circuits in any platform that has it embedded on.
            c. Reasonable access (as determined by Wave Systems) to EMBASSY Trust Assurance Network (TAN)
            d.    EMBASSY Operating Systems
            e.    Hardware Development Kit (HDK)
            f. Reasonable access (as determined by Wave Systems) to Wave Systems Net Commerce Engine

      ii.   Place a link to the MAXIMUS web page on the Wave Systems web page.
      iii. Provide Systems Partner Training at no charge to MAXIMUS employees (at Wave Systems' Training Facility). MAXIMUS shall be solely responsible for all travel and living expenses for its employees who attend such training.
      iv.   Provide MAXIMUS with Wave Systems marketing materials
      v. Provide MAXIMUS with invitations to display at Wave Systems booths at tradeshows, when such booths are available.


3.    MAXIMUS WILL:

      i.    Provide Wave systems with application (TBD) for demonstration purposes
      ii.   Place a link to the Wave Systems web page on the MAXIMUS web page
      iii. Provide invitations to MAXIMUS Smart Card Training/Seminars at no charge to Wave Systems employees (at MAXIMUS training facility). Wave Systems shall be solely responsible for all travel and living expenses for its employees who attend such training.
      iv.   Provide Wave Systems with MAXIMUS marketing materials
      v. Provide Wave Systems with invitations to display at MAXIMUS booths at tradeshows, when such booths are available.
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                                    EXHIBIT B

                    PRODUCT LICENSE, INDEMNITY AND WARRANTIES

1.1   MARKETING LICENSE

      Each Party grants the other a non-exclusive, nontransferable license to use the its Products identified in Exhibit A as follows:

      i. to use the Products solely for demonstration and internal training of personnel to promote the sale of each other products and services to End Users.
      ii. To use the Documentation provided with the Products in support of authorized uses of the Products as defined in this agreement; and
      iii. To use the software Products in accordance with the terms and conditions of the user license provided with such software.

1.2   LIMITATIONS ON USE

      Neither Party shall duplicate the Products (including the Documentation) or use them for any purpose not authorized hereunder. Neither Party shall
      (a) use the products for its internal use in data processing or otherwise;
      (b) rent, distribute, lease or timeshare the Products or market the products by interactive cable or remote processing services, or otherwise, than as specified in this Agreement; (c) cause or permit the reverse engineering, disassembly, or decompilation of the Products; (d) manufacture or create any parts or hardware or software components or documentation incorporating Confidential Information for its own use for other use of a third Party unless expressly released by the owning Party in writing. Further, the Parties agree not to use the other Party's Confidential Information for any purpose other than the purposes authorized under this Agreement.

1.3   TITLE

      Each Party shall retain all title, copyright, trade secret, patent, trademark and other proprietary rights in its Products and all modifications, enhancements, and other works derived of those products. Neither Party shall acquire any rights, express or implied, in the others Products, other than those specified in this Agreement.

1.4   INFRINGEMENT INDEMNITY

      The Parties will defend and indemnity each other against any claim that their respective Products furnished and used within the scope of this Agreement infringe a United States copyright or patent provided that: a) the marketing Party notifies the owning Party in writing within fifteen
      (15) days of the claim; (b) the owning Party has sole control of the defense and all related settlement negotiations; and (c) the using Party provides the owning Party with the assistance, information and authority necessary to perform it's obligations under this section. Reasonable out-of-pocket expenses incurred by providing such assistance will be reimbursed by owning Party.

      Neither Party shall have any liability for any claim of infringement based on: (a) use of a superseded or altered release of Products if the infringement would have been avoided by the use of a current unaltered release of the Products provided; or (b) the combination, operation or use of any Products furnished under this Agreement with software, hardware or other materials not furnished by owning Party if such infringement would have been avoided by the use of the products without such software, hardware other materials.

      In the event the Products are held to be, or are believed, by the owning Party to infringe, the owning Party shall have the option, at its expense, to (a) modify the products to be non infringing, (b) obtain for the using Party a license to continue using the products; or (c) terminate the license for the infringing products and refund the license fees paid for those products, prorated over a five year term from the Commencement Date. This Paragraph 1.4 states the owning Parties entire liability and using Parties exclusive remedy for infringement or any intellectual property warranty.

1.5   WARRANTIES

      THE PRODUCTS AND SERVICES SUPPLIED BY BOTH PARTIES HEREUNDER ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      NEITHER PARTY WARRANTS THAT THE PRODUCTS WILL RUN PROPERLY ON OR WITH ALL SYSTEMS, THAT THE PRODUCTS MEET THE OTHER PARTY'S REQUIREMENTS, THAT THE PRODUCTS WILL OPERATE IN THE COMBINATIONS WHICH THE OTHER PARTY MAY SELECT FOR USE, THAT THE OPERATION OF THE PRODUCT WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL PRODUCT ERRORS WILL BE CORRECTED.